UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2014

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction

of Incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of Principal Executive Offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2014, Gregory Q. Brown, Chairman and Chief Executive Officer of Motorola Solutions, Inc. notified Cisco Systems, Inc. (“Cisco”) and its Board of Directors (the “Board”) of his decision to resign from the Board effective July 31, 2014 to ensure there are no interlocking directorates under Section 8 of the Clayton Antitrust Act of 1914 (the “Clayton Act”). The Board of Directors has reduced the size of the Board to eleven members effective with Mr. Brown’s resignation on July 31, 2014.

At the time Mr. Brown joined Cisco’s Board in January 2013 the companies’ overlapping revenue was within the safe harbor provided for in the Clayton Act. Following the close of Cisco’s 2013 fiscal year, Cisco determined that the overlapping revenue was no longer within the safe harbor requiring Mr. Brown to resign within one year if the companies did not fall back within the safe harbor during that time. Cisco and Motorola Solutions have concluded that the requirement will not be fulfilled within the requisite time period. On April 15, 2014, Motorola Solutions announced its intention to sell its Enterprise business to Zebra Technologies Corporation, but that transaction has not yet closed. Upon closing of that transaction, the companies’ overlapping revenue would again be within the safe harbor provided for in the Clayton Act. At that time, Mr. Brown would be eligible for reappointment to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: July 31, 2014	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary